UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 28, 2021

Zoned Properties, Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-51640	46-5198242
(Commission File Number)	(IRS Employer Identification No.)

14269 N. 87th Street, #205 Scottsdale, AZ	85260
(Address of Principal Executive Offices)	(Zip Code)

(Registrant’s telephone number, including area code): (877) 360-8839

N/A

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01. Other Events.

As disclosed in the Current Report on Form 8-K of Zoned Properties, Inc. (the “Company”) filed with the SEC on March 8, 2021, on March 3, 2021, Gilbert Property Management, LLC (“Gilbert”), a wholly owned subsidiary of the Company, entered into that certain Commercial Lease Agreement (the “Lease”), dated as of February 26, 2021, between Gilbert and AZ2CAL Enterprises, LLC (the “Tenant”).

Pursuant to the terms of the Lease, Gilbert agreed to rent the property located at 988 S. 182nd Place, Gilbert, AZ (the “Property”) to the Tenant for a term of 24 months, from April 1, 2021 to March 31, 2023, for monthly rent of $2,750. In addition, pursuant to the terms of the Lease, the Tenant was provided an option to purchase the Property (the “Option”) that could be exercised any time after the fourth month of the lease term, but no later than the end of the 12th month of the lease term, for a purchase price of $335,000. If the Tenant exercised its Option, $750 of each lease payment made prior to Close of Escrow, along with the security deposit will be credited toward the purchase price of the Property. The “Close of Escrow” occurs at the time when the deed of the Property is recorded at the appropriate country recorder’s office, at which time the Tenant and Gilbert will execute and deliver all documents and perform all acts necessary to allow the Close of Escrow to occur.

On April 15, 2021, the Tenant and Gilbert entered into a Vacant Land/Lot Purchase Contract (the “Purchase Contract”) pursuant to which Tenant agreed to purchase from Gilbert, and Gilbert agreed to sell, the Property for a purchase price of $335,000. The entry of the parties into the Purchase Contract was considered to be an exercise of the Option and the Purchase Contract was subject to a financing contingency. In exchange for Gilbert’s agreement to allow the Tenant to exercise the Option early, Gilbert agreed to pay $2,500 of the closing costs for the Property. Subsequently, on May 17, 2021, Tenant and Gilbert entered into an Amendment to the Purchase Contract, pursuant to which the parties added the following additional terms to the Purchase Contract:

i.	Tenant would be provided a credit toward the $335,000 purchase price in the amount at the $3,500 at the Close of Escrow; and

ii.	Tenant would be provided an additional credit toward the $335,000 purchase price in the amount of $64.50 for each day remaining in the month of May 2021 at Close of Escrow.

All other terms of the Purchase Contract remained in full force and effect. Pursuant to the Purchase Contract, Gilbert agreed to pay all applicable real estate commissions due at Close of Escrow, and Tenant agreed to pay all costs of obtaining a loan for the Purchase Price. For any other additional closing costs, including the Standard Owner’s Title Policy, escrow fees and recording fees, Tenant to pay the first $2,500, with Gilbert paying any amount over $2,500.

On May 28, 2021, the Close of Escrow occurred, and Tenant closed on the Purchase of the Property from Gilbert. After the total of $12,668 in debits from Gilbert to the Purchase Price described above including $7,080 in commissions and Gilbert’s other closing costs, Gilbert received a total of $322,332.34 from Tenant at the Close.

The foregoing description of the Purchase Contract and the Amendment to the Purchase Contract is qualified in its entirety by reference to the complete terms and conditions of these agreements, copies of which are attached to this Current Report on Form 8-K as Exhibit 99.1 and 99.2, respectively, and are incorporated by reference into this Item 8.01. In addition, the foregoing description of the Lease is qualified in its entirety by reference to the complete terms and conditions of the Lease, a copy of which is filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K as filed March 8, 2021, and is incorporated by reference into this Item 8.01. The description of the Lease in the Company’s Current Report on Form 8-K as filed March 8, 2021, and is also incorporated by reference into this Item 8.01.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Vacant Land/Lot Purchase Contract between AZ2CAL Enterprises, LLC (as Buyer) and Gilbert Property Management, LLC (as Seller) dated April 15, 2021
99.2	Amendment to Vacant Land/Lot Purchase Contract between AZ2CAL Enterprises, LLC (as Buyer) and Gilbert Property Management, LLC (as Seller) dated May 17, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZONED PROPERTIES, INC.

Dated: June 9, 2021	/s/ Bryan McLaren
Bryan McLaren
Chief Executive Officer & Chief Financial Officer

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